UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE
                  SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported): November 12, 1998


                   PLUM CREEK TIMBER COMPANY, L.P.
      (Exact name of registrant as specified in its charter)


  Delaware                   1-10239              91-1443693
(State or other     (Commission File Number)   (I.R.S. Employer
jurisdiction of                               Identification Number)
incorporation or
organization)



                    999 Third Avenue, Suite 2300
                   Seattle, Washington 98104-4096
                    Telephone: (206) 467-3600

Item 2.  Acquisition of Assets

    On November 12, 1998, the Partnership acquired 905,000 acres of forest lands in central Maine (the "Maine Timberland Acquisition") from S.D. Warren Company, a Pennsylvania corporation, for a purchase price of $180 million. The purchase price was determined through arm's length negotiations. As part of the acquisition, the Partnership entered into a long-term fiber supply agreement to supply fiber to S.D. Warren Company's paper facility in Skowhegan, Maine, at prevailing market prices.


     The acquisition was financed with approximately $3 million in cash and the balance with unsecured promissory notes that were issued to the seller. The notes have an average maturity of 10 years with an expected average interest rate ranging from 7% to 8%.


Item 7.  Exhibits

     (c) Exhibits

     2.5 Purchase and Sale Agreement by and between S.D. Warren Company as seller and Plum Creek Timber Company, L.P. as purchaser, dated as of October 5, 1998. (Incorporated by reference to Registrant's Form 10-Q for the quarter ended September 30, 1998, file no. 1-10239.)

     4.7  Senior Note Agreement, dated as of November 12, 1998, Series
          E due February 12, 2007, Series F due February 12, 2009, Series G due February 12, 2011. See attached exhibit. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF
          THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PLUM CREEK TIMBER COMPANY, L.P.
                              (Registrant)


                         By: Plum Creek Management Company, L.P.
                              as General Partner


                              By: /s/ DIANE M. IRVINE
                              -----------------------

                                Diane M. Irvine
                                Vice President and
                                Chief Financial Officer
                                (Duly Authorized Officer)




Date: November 19, 1998


                         Exhibit Index
                         -------------

Exhibit   Description


2.5 Purchase and Sale Agreement by and between S.D. Warren Company as seller and Plum Creek Timber Company, L.P. as purchaser, dated as of October 5, 1998. (Incorporated by reference to Registrant's Form 10-Q for the quarter ended September 30, 1998, file no. 1-10239.)


4.7         Senior Note Agreement, dated as of November 12, 1998, Series
            E due February 12, 2007, Series F due February 12, 2009, Series G due February 12, 2011. See attached exhibit. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF
            THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.